UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 28, 2003

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-23832

Florida (State or other jurisdiction of incorporation or organization)	59-2280364 (IRS Employer Identification Number)
4345 Southpoint Blvd. Jacksonville, Florida (Address of principal executive offices)	32216 (Zip code)
Registrant's telephone number	(904) 332-3000

Item 9. Regulation FD Disclosure

On August 28, 2003, PSS World Medical, Inc. (the “Company”) issued a press release in which the Company announced that it has entered into a new three-year distribution agreement with Abbott Laboratories (“Abbott”). The agreement enables the Physician Business to continue to market, on an exclusive basis, Abbott’s diagnostic products and related supplies to the U.S. physician market. The new agreement also provides for enhanced product and customer support services for all U.S. physician customers. Additionally, the Physician Business has the opportunity to market forthcoming new products introduced by Abbott. The Physician Business currently generates approximately $90 million of revenues from the sale of Abbott products.

Exhibits

Exhibit Number	Description
99.1	Press Release dated August 28, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 28, 2003

PSS WORLD MEDICAL, INC.

By: /s/ David M. Bronson Name: David M. Bronson Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

    99.1        Press Release dated August 28, 2003.